UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2010

GREENCHEK TECHNOLOGY INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53269

(Commission File Number)

101 California Street, Suite 2450
San Francisco, California 94111

(Address of principal executive offices)

(888) 775-7579

(Issuer's telephone number)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

On December 8, 2010, GreenChek Technology Inc. (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $39,000. The Company received net proceeds from the issuance of the Note in the amount of $36,500. There is no right of prepayment.

The Note, which is due on September 10, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of Asher at any time at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount.

While the Note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business.

Until December 8, 2011, the Company shall not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in excess of $250,000.

Asher agreed to restrict its ability to convert the Note and receive shares of the Company if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock.

The Note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such agreement and note annexed hereto as Exhibit 10.19 and Exhibit 4.7, respectively. All statements made herein concerning the foregoing agreement and note are qualified by reference to said Exhibits.

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Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02         Unregistered Sales of Equity Securities.

The unsecured convertible note payable to Gold Spread Trading Limited, Vienna Management Limited and Quartermaine, Asquith & Associates, Limited (collectively, the "Noteholders") in the original principal amount of $550,000, which was subsequently reduced to $250,000 was acquired in part by Asher. On each of October 29, 2010, December 3, 2010, December 6, 2010 and December 8, 2010 the Noteholders assigned $27,000, $27,000, $27,000, $28,500 and $28,000, respectively, of the principal indebtedness to Asher. Asher converted each portion of the assigned debt for 3,800,000, 3,900,000, 3,500,000 and 4,200,000 shares, respectively, of the common stock (the “Shares”) of the Company. The price per share of each of the above debt conversions was $0.00711, $0.0069, $0.00077 and $0.006785, respectively. The Company did not receive any proceeds from the issuance of the Shares other than the reduction of debt. The Shares are free trading and were validly issued, fully paid and non-assessable. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

(d)
4.7           Convertible Promissory Note dated December 8, 2010 in the original principal amount of $39,000 payable to Asher Enterprises, Inc.

10.18       Securities Purchase Agreement by and between Greenchek Technology Inc. and Asher Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENCHEK TECHNOLOGY INC.

Date: December 15, 2010	By:	/s/ Lincoln Parke
Name: Lincoln Parke
Title: President and Treasurer
(Principal Executive, Financial and Accounting Officer)

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